SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 17, 1998


                    FRANCHISE FINANCE CORPORATION OF AMERICA
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               (Exact Name of Registrant as Specified in Charter)



    Delaware                      1-13116                       86-0736091
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(State or other                 (Commission                   (IRS Employer
jurisdiction of                 File Number)              Identification Number)
 incorporation)



             17207 North Perimeter Drive, Scottsdale, AZ      85255
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              (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (602) 585-4500

                                      NONE
                                    --------
          (Former Name or Former Address, if Change Since Last Report)

Item 5.  Other Events.

         On February 17, 1998, the Registrant issued a press release in which it announced that it has signed a purchase agreement (the "Agreement") pursuant to which an affiliate of Colony Capital, Inc. ("Colony"), will acquire $100 million of the Registrant's common stock in a private placement which is expected to close within the next 45 days. In the transaction, Colony will acquire approximately 8% of the Registrant's outstanding common stock and will have warrants to purchase an additional 3%. In addition, Colony will appoint Kelvin Davis, Colony's President and Chief Operating Officer, to be nominated to the Board of Directors of the Registrant.

         Colony will purchase the shares at a price of $26.37 per share, representing 97% of the average closing price of the Registrant's shares over a 45-day trading period prior to the date of the Agreement. The strike price of the warrants is 20% above Colony's purchase price.

         The press release is filed as Exhibit 99.01 hereto.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

         99.01 Press release dated February 17, 1998, issued by Franchise Finance Corporation of America (the "Registrant"), announcing the signing of the purchase agreement pursuant to which an affiliate of Colony Capital, Inc. will acquire $100 million of the Registrant's common stock in a private offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FRANCHISE FINANCE CORPORATION OF
                                   AMERICA (Registrant)



Dated: February 17, 1998           By /s/  John Barravecchia
                                      ---------------------------
                                      John Barraveccia, Executive Vice President
                                      and Chief Financial Officer


Dated: February 17, 1998           By /s/ Catherine F. Long
                                      ---------------------------
                                      Catherine F. Long, Senior Vice President,
                                      Finance and Principal Accounting Officer